EXHIBIT 99.1

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The estimated costs and expenses payable by us in connection with the issuance and distribution of $400,000,000 aggregate principal amount of 3.85% First Mortgage Bonds due 2021 being registered pursuant to our Registration Statement on Form S-3ASR (Registration No. 333-170954), as supplemented, other than underwriting discounts and commissions, are set forth as follows:

Registration fee	$46,440
Legal fees and expenses	105,000
Accounting fees and expenses	90,000
Trustee fees	10,500
Rating agency fees	250,000
Indenture recording fees	35,000
Printing and delivery of registration statement, prospectus, certificates, etc.	25,000
Miscellaneous expenses	13,060
Total	$575,000